UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2020

EAGLE FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-20146	54-1601306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Main Street P.O. Box 391 Berryville, Virginia	22611
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (540) 955-2510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2020, Eagle Financial Services, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Agreement”) with Kathleen J. Chappell, who serves as Executive Vice President and Chief Financial Officer of the Company.  The Agreement amends and restates Ms. Chappell’s previous employment agreement dated April 17, 2013.

The initial term of the Agreement will end December 31, 2021.  The Agreement will renew for a term of one year on December 31, 2021 and each December 31 thereafter, unless Ms. Chappell or the Company provides written notice to the other party at least 90 days prior to the applicable December 31.  The Agreement provides for an initial base salary of $230,000, and Ms. Chappell is eligible for base salary increases and bonuses, as determined by the Board of Directors.

The Agreement provides for the termination of Ms. Chappell’s employment by the Company without “cause” and termination by her for “good reason” (as those terms are defined in the Agreement). Termination under either of these circumstances will entitle Ms. Chappell to (i) the payment of her then-current salary for 24 months following termination, (ii) a payment in cash equal to the greater of her highest cash bonus in any of the three fiscal years before the year in which termination occurs and the amount of cash bonus that she was designated to receive under the Company’s annual incentive plan and (iii) a welfare continuance benefit equal to 18 times the excess of the premium that would apply for continued healthcare benefit coverage if COBRA continuation were elected, over the amount that she paid for such coverage immediately before termination.  If Ms. Chappell is terminated without cause or resigns for good reason within one year following a “change of control” (as defined in the Agreement), she will receive an amount equal to 299% of her base salary, annual bonus and equivalent benefits (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended). Ms. Chappell will not be entitled to any compensation or other benefits under the Agreement if her employment is terminated for “cause.”

The Agreement also contains covenants relating to non-competition and non-solicitation, each for a period of 12 months following the last day of Ms. Chappell’s employment, and covenants relating to confidentiality and nondisclosure.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit No.	Description

10.1	Employment Agreement, dated January 10, 2020, by and between Eagle Financial Services, Inc. and Kathleen J. Chappell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 16, 2020

Eagle Financial Services, Inc.

By:	/s/ KATHLEEN J. CHAPPELL
Kathleen J. Chappell
Executive Vice President and CFO

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